UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

NV5 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2014, NV5 Holdings, Inc., a Delaware corporation (“NV5”), entered into the First Amendment to Business Loan Agreement (the “Amendment”) with Western Alliance Bank, an Arizona corporation (“Western Alliance”), as lender. The Amendment amends the Business Loan Agreement, dated January 31, 2014, between NV5 and Western Alliance (the “Loan Agreement”) to, among other things, (i) remove Mr. Dickerson Wright, the Chairman, Chief Executive Officer and President of NV5, as a guarantor, (ii) add AK Environmental, LLC, a North Carolina limited liability company and wholly owned subsidiary of NV5, as a guarantor, (iii) modify the annual maximum Debt to Tangible Net Worth Ratio (as defined in the Loan Agreement) to 3.00:1.00 as of December 31, 2014 and for each annual period ending on the last day of each fiscal year thereafter, and (iv) modify the minimum Tangible Net Worth (as defined in the Loan Agreement) to $12 million as of December 31, 2014 and $20 million as of the last day of each fiscal year thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

10.1	First Amendment to Business Loan Agreement (Loan Number 0309136049), dated September 3, 2014, between NV5 Holdings, Inc., as borrower, and Western Alliance Bank, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2014	NV5 HOLDINGS, INC.
	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Business Loan Agreement (Loan Number 0309136049), dated September 3, 2014, between NV5 Holdings, Inc., as borrower, and Western Alliance Bank, as lender.